UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2009

CRM Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	n/a
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box HM 2062, Hamilton, Bermuda,		HM HX
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-295-2185

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 13, 2009, Daniel G. Hickey, Jr. (Mr. Hickey) resigned as Chief Executive Officer and Chairman of the Board of Directors of CRM Holdings, Ltd. (the Company), its subsidiaries and affiliates.

In connection with Mr. Hickey’s resignation, the Company entered into a separation agreement with him, providing for his resignation as Chief Executive Officer of the Company, as a member of the Company’s Board of Directors, as officer or director of any subsidiary or affiliate of the Company, and his termination as an employee of the Company. The separation agreement between the Company and Mr. Hickey provides that (1) the Company will pay him a total of $3,300,000 in three payments as follows: (a) $1,500,000 payable in September 2009, (b) $1,500,000 payable in March 2010, and (c) $300,000 payable in September 2011, all of which payments are subject to Mr. Hickey’s continued compliance with the restrictive covenants described below; (2) 46,040 unvested shares of restricted stock granted to Mr. Hickey on January 16, 2008 vest immediately; and (3) the continuation of welfare benefits to which he was entitled under his employment agreement for a period of three years. The severance agreement prohibits Mr. Hickey from competing with the Company until March 13, 2012, and from soliciting its employees and customers for a period ending on March 13, 2011.
Mr. Hickey’s separation agreement supersedes his employment agreement with the Company, dated as of October 19, 2005. The foregoing description of Mr. Hickey’s separation agreement is qualified in its entirety by reference to the full text of the separation agreement, which is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

(c) In connection with Mr. Hickey’s resignation, James J. Scardino, the Company’s current Chief Financial Officer, has been appointed as Chief Executive Officer of the Company on an interim basis effective as of March 13, 2009. Mr. Scardino will serve as acting Chief Executive Officer until a permanent replacement for Mr. Hickey is named. Mr. Scardino, 55, will continue to serve as the Company’s Chief Financial Officer, a position he has held, since August 2005, until a permanent chief executive officer has been named. He has also served as Executive Vice President and Chief Financial Officer of Majestic Insurance Company, the Company’s primary insurance company, since July 2007, and as Chief Financial Officer of Compensation Risk Managers, LLC and Compensation Risk Managers of California, LLC since August 2005. From 2003 to 2005, Mr. Scardino held the position of Senior Vice President, Finance with RSC Insurance Brokerage, Inc., where his responsibilities included financial management. From March 2000 until May 2003, Mr. Scardino was Executive Vice President of Allied American Insurance Agency, Inc., where he was responsible for program management. Mr. Scardino graduated from the University of California, Berkeley with a B.A. in Anthropology and holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

Keith S. Hynes, current Deputy Chairman of the Board of Directors, will assume the role of acting non-executive Chairman of the Board of Directors. Mr. Hynes, 56, has served as a member of the Board of Directors since November 2005 and was appointed Deputy Chairman in December 2006. Mr. Hynes served as a member of Majestic’s Board of Directors from November 2006 until January 2008. From September 1999 until his retirement in March 2007, Mr. Hynes served as Executive Vice President and Chief Financial Officer of Max Re Capital Ltd. From 1994 to 1999, Mr. Hynes held various senior management positions, including chief financial officer, at Renaissance Re Holdings, Ltd. From 1983 to 1994, Mr. Hynes held various positions, including chief financial officer, at Hartford Steam Boiler Inspection and Insurance Co. From 1978 to 1983, he held various positions at Aetna Life and Casualty Company. Mr. Hynes served as a director of Grand Central Re Ltd. from 2001 until 2007, and as a director of DaVinciRe Holdings Ltd. from 2001 to 2006. Mr. Hynes is a chartered financial analyst admitted to the CFA Institute. Mr. Hynes graduated from the State University of New York at Albany with a B.S. in math and computer science and holds an M.B.A. in Finance and Accounting from the Amos Tuck School of Business at Dartmouth College.

Item 7.01 Regulation FD Disclosure.

On March 13, 2009, the Company issued a press release announcing Mr. Hickey’s resignation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

10.1 Separation Agreement, dated as of March 13, 2009 between the Company and Daniel G. Hickey, Jr.

99.1 News Release of CRM Holdings, Ltd. dated March 13, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.

March 13, 2009	By:	/s/ James J. Scardino

Name: James J. Scardino
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, dated as of March 13, 2009 between the Company and Daniel G. Hickey, Jr.
99.1	News Release of CRM Holdings, Ltd. dated March 13, 2009